                                                                     Exhibit 2.2



                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1, dated as of February 29, 2000 (this "Amendment"), to the STOCK PURCHASE AGREEMENT, dated as of January 11, 2000 (the "Agreement"), between STRATEGIC DISTRIBUTION, INC., a Delaware corporation ("SELLER"), and PROJECT SOFTWARE & DEVELOPMENT, INC., a Massachusetts corporation ("PURCHASER").

                              PRELIMINARY STATEMENT

         WHEREAS, the parties hereto have executed and delivered the Agreement and have agreed to amend the Agreement as set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.

                  SECTION 2. DELETION OF CERTAIN DEFINITIONS. The defined terms "Escrow Agreement" and "Indemnification Agreement" shall be deleted from Section
1.1 of the Agreement and all references to such agreements in the Agreement shall be deleted therefrom.

                  SECTION 3. PURCHASE AND SALE OF SHARES. Subsection 2.2(b) of the Agreement is amended by replacing such subsection in its entirety with the following:

                  "(b) Purchaser will deliver, or cause to be delivered, by wire transfer of immediately available funds in an aggregate amount equal to $55,000,000 (the 'PURCHASE PRICE') to such account as Seller shall designate prior to the Closing Date."

                  SECTION 4. CONDITIONS TO SELLER'S OBLIGATIONS. Section 7.9 of the Agreement is hereby deleted in its entirety.

                  SECTION 5. CONDITIONS TO PURCHASER'S OBLIGATIONS. Section 8.9 and Section 8.10 of the Agreement are hereby deleted in their entirety.

                  SECTION 6. INDEMNIFICATION; CERTAIN LIMITATIONS. The last proviso of subsection 10.2(a) of the Agreement is hereby deleted in its entirety.

                  SECTION 7. LETTER OF CREDIT OBLIGATIONS. Seller shall indemnify Purchaser for any payment made under the letters of credit referenced in Schedule 3.4 of the Agreement to the extent that such payment relates to work performed by the Company prior to the Closing Date. Purchaser shall indemnify Seller for any payment made under the letters of credit referenced in Schedule 3.4 of the Agreement to the extent that such payment relates to work performed by the Company on or after the Closing Date.

                  SECTION 8. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 9. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Amendment may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

                  SECTION 10. GOVERNING LAW. This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and to be performed within such State. Any legal action or other proceeding for any purpose with respect to this Amendment shall be brought in the state or federal courts in the State of Delaware. The parties hereby submit to the exclusive jurisdiction of such courts and waive any objection.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the parties hereto and their respective successors and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors and legal assigns. No person other than the parties hereto and their respective successors and legal assigns shall have any rights or claims under this Amendment.

                  IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the day and year first written above.

                                     STRATEGIC DISTRIBUTION, INC.

                                     By:   /s/ John M. Sergey
                                        ----------------------------------
                                          Name: John M. Sergey
                                          Title: President

                                     PROJECT SOFTWARE & DEVELOPMENT, INC.

                                     By:   /s/ Norman E. Drapeau
                                        ----------------------------------
                                          Name: Norman E. Drapeau
                                          Title:


                                       3